EXHIBIT 10.1


                          AGREEMENT AND PLAN OF MERGER


      Agreement and Plan of Merger entered into June 12, 1998 by and among ThermoLase Corporation, a Delaware corporation (the "ThermoLase"), G Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of ThermoLase (the ""Acquisition Subsidiary"), The Greenhouse Spa, Inc., a Pennsylvania corporation ("Greenhouse Spa"), SMK Group LLC, a Delaware limited liability company (the "SMK Group"), The Stuart Katzoff Trust, a Pennsylvania Trust and Lydia Katzoff (the owners of the SMK Group), and Gerald Katzoff. The Stuart Katzoff Trust and Lydia Katzoff are referred to collectively herein as the "Members." ThermoLase, the Acquisition Subsidiary, Greenhouse Spa, the SMK Group, the owners of the SMK Group, and Gerald Katzoff are referred to collectively herein as the "Parties."

      This Agreement contemplates a merger of the Acquisition Subsidiary with and into Greenhouse Spa. In such merger, the SMK Group will receive shares of ThermoLase's common stock, $.01 par value per share ("ThermoLase Common Stock") in exchange for its capital stock of Greenhouse Spa.

      Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                    ARTICLE I

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.3 below), in accordance with this Agreement and the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "Pennsylvania Law") the Acquisition Subsidiary shall be merged with and into Greenhouse Spa (the "Merger"), the separate existence of the Acquisition Subsidiary shall cease and Greenhouse Spa shall continue as the surviving corporation.

      1.2 Effect of the Merger. At the Effective Time, Acquisition Subsidiary shall merge with and into Greenhouse Spa, Greenhouse Spa shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania, and the Merger shall have the effects set forth in the Pennsylvania Law.

      1.3 Consummation of the Merger. At the Closing (as defined in Section 1.6), the Parties will cause the Merger to be consummated by delivering to the Department of State of the Commonwealth of Pennsylvania Articles of Merger, together with officer's certificates, each in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the Pennsylvania Law (such documents being referred to collectively as the "Merger Documents"), and shall make all other filings and recordings required by the Pennsylvania Law in connection with the Merger. The Merger shall become effective at the time of filing of the appropriate Merger Documents with the Department of State of the Commonwealth of Pennsylvania, or at such later time, which shall be as soon as reasonably practicable, specified as the effective time in the Merger Documents (the "Effective Time").

      1.4 Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the surviving corporation in the Merger shall be the Articles of Incorporation of Greenhouse Spa as in effect immediately prior to the Effective Time until thereafter amended as provided under the Pennsylvania Law. The Bylaws of the surviving corporation in the Merger shall be the Bylaws of the Acquisition Subsidiary as in effect immediately prior to the Effective Time until thereafter amended as provided under the Pennsylvania Law. The directors and officers of the Acquisition Subsidiary immediately prior to the Effective Date will be the initial directors and officers of the surviving corporation in the Merger, in each case until their successors are duly elected and qualified.

1.5   Conversion of Shares.

      (a) At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Subsidiary, Greenhouse Spa, SMK Group, or ThermoLase, and subject to Section 1.5(b), (c), and (d) below, each of the shares Greenhouse Spa's common stock, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time (not including any such shares held in treasury by Greenhouse Spa) ("Greenhouse Spa Common Stock") shall be canceled and extinguished and be converted into and become the right to receive a pro-rata portion of nine hundred seventy thousand (970,000) shares of ThermoLase's Common Stock, $.01 par value (the "Merger Consideration") less ten percent (10%) of such shares (the "Escrow Shares"). The Merger Consideration net of the Escrow Shares is referred to as the "Closing Consideration." The Escrow Shares shall be deposited in escrow as set forth in Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"). All shares of Greenhouse Spa held at the Effective Time by SMK Group as treasury stock shall be canceled without any conversion thereof and no payment shall be made with respect to such shares. Each share of the common stock of the Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $1.00 par value per share, of the surviving corporation in the Merger.

      (b) The Merger Consideration shall be subject to adjustment after the Closing Date as follows:

      (i) Within 30 days after the Closing Date (as defined in Section 1.6), ThermoLase shall prepare and deliver to Diane Hobbs, as representative of SMK Group (the "SMK Group Representative"), a balance sheet reflecting the Total Liabilities of Greenhouse Spa (as defined below) as of June 30, 1998 (the "Draft Closing Balance Sheet"). Transactions which are: (i) not in the ordinary course of business of Greenhouse Spa, or (ii) not consistent with the prior practice of Greenhouse Spa, shall be excluded from the Closing Date Balance Sheet. ThermoLase shall prepare the Draft Closing Balance Sheet in accordance with GAAP (as defined in Section 2.6 below) applied on a consistent basis with Greenhouse Spa's past accounting periods. For purposes of this Agreement "Total Liabilities of Greenhouse Spa" shall mean the sum of all current and long term liabilities of Greenhouse Spa, including all operating or other expenses accrued with respect to the period prior to the Closing Date, including without limitation all accounts payable, payroll, vacation, withholding taxes and other employee benefits), tax obligations (including hotel, sales, real estate, excise and other taxes), and all other liabilities incurred by Greenhouse Spa except as indicated below. The following items shall be excluded for purposes of determining  the Total  Liabilities  of  Greenhouse  Spa: (i)  liabilities  with respect to advance deposits received from Greenhouse Spa clients, (ii) liabilities associated with barter arrangements, (iii) contingent liabilities under a Deed of Trust and Security Agreement dated July, 1995 given by Greenhouse Spa to Charles Nye as Trustee for the benefit of United Jersey Bank; and (iv) the outstanding balance of a $120,000 loan from First Bank of Philadelphia to Greenhouse Spa.

      (ii) The SMK Group Representative shall deliver to ThermoLase within 15 days after receiving the Draft Closing Balance Sheet a detailed statement describing any objections thereto. Failure of the SMK Group Representative so to object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon the Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet". In the event of any objections, ThermoLase and the SMK Group Representative shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 45 days after ThermoLase has received the statement of objections, ThermoLase and the SMK Group Representative shall select an internationally recognized accounting firm mutually acceptable to them (the "Neutral Auditors") to resolve any remaining objections. If ThermoLase and the SMK Group Representative are unable to agree on the choice of Neutral Auditors, they shall select by lot a "big five" accounting firm other than Arthur Andersen LLP as Neutral Auditors. The Draft Closing Balance Sheet shall be adjusted by the Neutral Auditors in accordance with the Neutral Auditors' determination and, as so adjusted, shall constitute the Closing Balance Sheet. All such adjustments by the Neutral Auditors shall be conclusive and binding upon ThermoLase and SMK Group, and Greenhouse Spa as of the Effective Time. ThermoLase, on the one hand, and SMK Group, on the other, shall share equally the fees and expenses of the Neutral Auditors.

      (iii) During the period of any dispute referred to above, ThermoLase shall cooperate fully with the SMK Group Representative and The SMK Group Representative's accountants. The SMK Group Representative and The SMK Group Representative's accountants shall have access to all books and records and other information of Greenhouse Spa reasonably necessary for the evaluation of the Draft Closing Balance Sheet; provided, however, that any such access shall be allowed only during normal business hours, upon reasonable notice and in such manner as not to interfere unreasonably with the operations of Greenhouse Spa.

      (iv) If the Total Liabilities of Greenhouse Spa as shown on the Closing Balance Sheet is greater than $5.5 million, then the number of shares of ThermoLase Common Stock included in the Merger Consideration shall be reduced by the number of shares determined by dividing the amount of such excess by the average closing price per share for the five trading days immediately preceding the date hereof, which shares shall be returned to ThermoLase, and such shares shall not be paid in consideration for Greenhouse Common Stock in the Merger. Any adjustment required hereunder shall be effected within 10 business days after the date on which the Closing Balance Sheet is finally determined pursuant to this Section 1.5(iv).

      (v) The approval of this Agreement and the Merger by SMK Group shall constitute approval of the appointment of the SMK Group Representative and ratification by SMK Group of all actions taken by The SMK Group Representative pursuant to this Section 1.5(b) or otherwise on behalf of SMK Group in respect of this Agreement or the transactions contemplated hereby.

      1.6 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place as shall be mutually agreed to, commencing at 11:00 a.m. local time on, June 15, 1998 or on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

      1.7 Actions at the Closing. At the Closing, (a) Greenhouse Spa shall deliver to ThermoLase and the Acquisition Subsidiary the various certificates, instruments and documents referred to in Section 5.2; (b) ThermoLase and the Acquisition Subsidiary shall deliver to Greenhouse Spa and SMK Group the various certificates, instruments and documents referred to in Section 5.3; (c) Greenhouse Spa and Acquisition Subsidiary shall file the Merger Documents as provided in Section 1.3; (d) ThermoLase, the SMK Group Representative and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement substantially in the form of Exhibit A attached hereto; and (e) ThermoLase shall pay the Closing Consideration to SMK Group (in the manner outlined in Section
1.9 below) and the Escrow Amount to the Escrow Agent.

      1.8 Additional Action. Greenhouse Spa, as the surviving corporation in the Merger, may at any time after the Effective Time take any action, including executing and delivering any document, in the name and on behalf of either Greenhouse Spa or the Acquisition Subsidiary, in order to consummate the transactions contemplated by this Agreement.

      1.9   Payment for Shares.

      (a) Promptly following the Closing, SMK Group shall deliver to Acquisition Subsidiary certificates for all of the issued and outstanding shares of the capital stock of Greenhouse Spa, and upon proper surrender thereof to
Acquisition Subsidiary, SMK Group shall receive from ThermoLase in exchange therefor the Closing Consideration. Stock certificates representing the shares of the Common Stock of ThermoLase provided as the Closing Consideration shall be dated as of the Effective Time. The certificates for the shares of Greenhouse Spa shall be properly endorsed or otherwise in proper form for transfer. Until properly delivered, each share certificate representing outstanding shares of Greenhouse Spa Common Stock shall be deemed for all purposes to evidence, subject to Section 1.10, only the right to receive the Merger Consideration as provided in Section 1.5 and the holder of such certificates shall cease to have any rights as a shareholder of Greenhouse Spa, and shall not be entitled to receive the Merger Consideration to which such holder would otherwise be entitled until such certificates are properly delivered to Acquisition Subsidiary.

      (c) In the event any share certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, ThermoLase, subject to Section 1.10, shall issue in exchange for such lost, stolen or destroyed certificate the cash and stock payable in exchange therefor as provided in Section 1.5. ThermoLase may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed certificate to indemnify ThermoLase against any claim that may be made against ThermoLase with respect to the certificate alleged to have been lost, stolen or destroyed and to post a bond in respect thereof.

      1.10        Escrow.

      (a) The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor. The Escrow Shares shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. It is intended that the assets held in escrow as above provided shall facilitate the ability of ThermoLase to recover amounts to which it is entitled under this Agreement or the Escrow Agreement as a result of misrepresentations, breaches of warranties and breaches of covenants contained in this Agreement and to satisfy claims of ThermoLase arising as a result of this Agreement or the Escrow Agreement. Accordingly, and to the extent necessary to provide such protection to ThermoLase, property held in escrow thereunder shall be available to satisfy claims of ThermoLase under this Agreement or the Escrow Agreement to the extent provided in such agreements.

      (b) The approval of this Agreement and the Merger by SMK Group shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the SMK Group Representative to act on behalf of SMK Group in respect of the Escrow Agreement and the ratification by SMK Group of all actions taken by the SMK Group Representative pursuant to the Escrow Agreement.

      1.11 Fractional Shares. No certificates or scrip representing fractional shares of ThermoLase Common Stock shall be issued to SMK Group upon the surrender of share certificates representing Greenhouse Spa Common Stock and SMK Group shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of ThermoLase with respect to any fractional shares of ThermoLase Common Stock that would otherwise be issued to SMK Group. In lieu of any fractional shares of ThermoLase Common Stock that would otherwise be issued SMK Group shall, upon proper surrender of its share certificates representing Greenhouse Spa Common Stock, receive a cash payment equal to the closing price per share for ThermoLase Common Stock on the American Stock Exchange on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that SMK Group would otherwise be entitled to receive.

      1.12 Closing of Transfer Books. At the Effective Time, the stock transfer books of Greenhouse Spa shall be closed and no transfer of shares of Greenhouse Spa Common Stock shall thereafter be made.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                          OF SMK GROUP AND ITS MEMBERS

      SMK Group and its Members, jointly and severally, represent and warrant to ThermoLase that the statements contained in this Article II are true and correct or will be true and correct at the Closing, except as qualified by those matters described in the disclosure schedule attached hereto as Exhibit B (the "Disclosure Schedule") and/or qualified by information provided in the Financial Statements (as defined below). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. Each individual representation and warranty contained herein shall be interpreted and enforced separately and no representation or warranty contained herein shall be construed as limiting any other representation and warranty contained herein. ThermoLase shall be assumed to have relied upon the representations and warranties contained herein, subject to the disclosures in the Disclosure Schedule and/or qualified by information provided in the Financial Statements (as defined below) notwithstanding any investigation of Greenhouse Spa made by ThermoLase or the Acquisition Subsidiary or any of their respective officers, directors, representatives or agents, prior to the Closing. The term "ordinary course of business", when used in this Agreement, shall mean the ordinary course of business of Greenhouse Spa consistent with its past custom and practice (including with respect to frequency and amount) during the last three fiscal years. An individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to know, discover, or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation that a prudent person would conduct. A corporation, limited liability company, partnership, business entity or other person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, or general manager of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      2.1 Organization, Qualification, and Corporate Power. Greenhouse Spa is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the Commonwealth of Pennsylvania. Greenhouse Spa is duly qualified to conduct business and is in corporate and tax good standing as a foreign corporation in the state of Texas and each other jurisdiction in which the failure to be so qualified would have a material adverse effect on its business, properties, financial condition or results of operations (a "Material Adverse Effect"). Greenhouse Spa has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Greenhouse Spa has furnished to ThermoLase true and complete copies of its Articles of Incorporation and Bylaws, each as amended and as in effect as of the date hereof. Each amendment to Greenhouse Spa's Articles of Incorporation has been duly adopted by all requisite director and shareholder action and in accordance with all applicable law. Greenhouse Spa is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws or any other instrument, document or agreement setting forth the terms and conditions of any shares of capital stock or other securities of Greenhouse Spa, or the rights and obligations of any holder of such shares or other securities.

      2.2 Capitalization. The authorized capital stock of Greenhouse Spa consists of one million (1,000,000) shares of common stock, $1.00 par value, of which 2,000 shares are issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of all shareholders of Greenhouse Spa, indicating the number of shares owned and held by each shareholder. All outstanding shares of Greenhouse Spa Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. SMK Group is the owner of record and beneficial owner of all of the issued and outstanding shares of the capital stock of Greenhouse Spa free and clear of all Security Interests (as defined in Section 2.5). Except as provided in the preceding sentences, there are no shares of capital stock, options, warrants, or other securities of Greenhouse Spa outstanding. Greenhouse Spa is not a party to or bound by any contract or other agreement (whether oral or written) providing for the issuance, sale, transfer or other disposition of any of shares of capital stock, options, warrants, or other securities of Greenhouse Spa. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Greenhouse Spa. There are no agreements, voting trusts, proxies, or understandings with respect to the voting or registration under the Securities Act of 1933 (the "Securities Act") of any shares of capital stock or other securities of Greenhouse Spa. All of the outstanding shares of Greenhouse Spa Common Stock were issued in compliance with applicable federal and state securities laws. No repurchase of capital stock or other securities by Greenhouse Spa (i) violated Greenhouse Spa's Articles of Incorporation or Bylaws or any laws, rules or regulations applicable to Greenhouse Spa or (ii) caused any breach of any contract or other agreement (whether oral or written) to which Greenhouse Spa is or was a party.

      2.3 Authorization of Transactions. Greenhouse Spa has all requisite corporate power and authority to execute and deliver this Agreement and the Real Estate Purchase and Sale Agreement dated the date hereof by and between Greenhouse Spa and the Acquisition Subsidiary (the "Real Estate Agreement") and to perform its obligations hereunder and thereunder. The execution and delivery by Greenhouse Spa of this Agreement and the Real Estate Agreement, the performance by Greenhouse Spa of this Agreement and the Real Estate Agreement, and the consummation by Greenhouse Spa of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Greenhouse Spa and all necessary action by SMK Group and its Members. This Agreement and the Real Estate Agreement have been duly and validly executed and delivered by Greenhouse Spa and constitute valid and binding obligations of Greenhouse Spa, enforceable in accordance with their respective terms against Greenhouse Spa. The Board of Directors of Greenhouse Spa has unanimously, after due consideration of its fiduciary duties, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to Greenhouse Spa and SMK Group, and (ii) approved this Agreement and the Real Estate Agreement and the transactions contemplated hereby, including the Merger. SMK Group has approved this Agreement, the Escrow Agreement, and the Real Estate Agreement and the transactions contemplated hereby, including the Merger. The execution and delivery by SMK Group and its Members of this Agreement and the Escrow Agreement and the performance by SMK Group and its Members of this Agreement and the Escrow Agreement, and the consummation by SMK Group of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of SMK Group. This Agreement and the Escrow Agreement have been duly and validly executed and delivered by SMK Group and constitute valid and binding obligations of SMK Group, enforceable in accordance with their respective terms against SMK Group.

      2.4 Subsidiaries. Greenhouse Spa does not, directly or indirectly, own of record or beneficially any securities of any other corporation, limited liability company or other business entity (any of the foregoing being referred to herein as a "Subsidiary").

      2.5 Noncontravention. Subject to the filing of the Merger Documents with the Department of State of the Commonwealth of Pennsylvania, neither the execution and delivery of this Agreement and the Escrow Agreement (and in the case of Greenhouse Spa, the Real Estate Agreement) by SMK Group and its Members, or Greenhouse Spa, nor the consummation by such Parties of the transactions contemplated thereby, including the Merger, will: (a) require on the part of SMK Group or its members or the Greenhouse Spa any filing with, or any permit,
authorization,   consent  or  approval  of,  any  court,  arbitration  tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (b) conflict with or violate any provision of the charter documents or bylaws of SMK Group or Greenhouse Spa, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which SMK Group or Greenhouse Spa is a party or by which they are bound or to which any of their assets is subject except as provided in Section
2.5 of the Disclosure Schedule or which is satisfied in full and which do not cause the Total Liabilities of Greenhouse Spa to exceed $5.5 million, (d) result in the imposition of any Security Interest (as defined below) upon any assets of SMK Group or Greenhouse Spa, (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SMK Group or Greenhouse Spa or any of their properties or assets, or (f) entitle any employee of Greenhouse Spa to severance or other payments or to any increase in compensation or benefits. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit and liens for Taxes not yet due, in each case arising in the ordinary course of business of SMK Group or Greenhouse Spa. Section 2.5 of the Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of non-governmental third parties that are required in connection with the consummation by SMK Group and Greenhouse Spa of the transactions contemplated by this Agreement and the Real Estate Agreement. There has not been made or threatened by any person any claim asserting that such person is the holder or beneficial owner of, or has the right to acquire or to obtain beneficial ownership of any capital stock of, or any other voting, equity or ownership interests in SMK Group or Greenhouse Spa or is entitled to all or a portion of the Merger Consideration.

      2.6 Reports and Financial Statements. Greenhouse Spa has provided to ThermoLase the balance sheets and statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years for Greenhouse Spa and the balance sheet for the interim period ending December 31, 1997, for the quarter ending March 31, 1998, and for the month ending April 30, 1998. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby ("GAAP"), fairly present the consolidated financial condition, results of operations and cash flows of Greenhouse Spa as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Greenhouse Spa.

      2.7 Absence of Certain Changes. Except as disclosed in Section 2.7 of the Disclosure Schedule, since April 30, 1998, there has been no material adverse change in the assets, business, prospects, financial condition or results of operations of Greenhouse Spa, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

      2.8 Undisclosed Liabilities. Greenhouse Spa has no liabilities, whether absolute or contingent, liquidated or unliquidated, accrued or unaccrued and whether due or to become due, except for: (a) liabilities shown on the face of (rather than any notes to) the most recent balance sheet included in the Financial Statements (the "Most Recent Balance Sheet"), (b) liabilities which have arisen in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal year, and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, none of the foregoing of which results from, arises out of, or relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law.

      2.9   Tax Matters.

      (a) Greenhouse Spa has filed in a timely manner (including permitted extensions) all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete. All Taxes owed by Greenhouse Spa (whether or not shown on any Tax Return) have been paid in full on a timely basis or have been satisfied in full and do not cause the Total Liabilities of Greenhouse Spa to exceed $5.5 million. Greenhouse Spa is not currently the beneficiary of any extensions of time within which to file any Tax Return except with respect to its 1997 federal and state corporate income tax returns with respect to which Greenhouse Spa has timely filed requests for extensions. The unpaid Taxes of Greenhouse Spa for Tax periods or portions of Tax periods through the Closing Date do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. Greenhouse Spa has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any Member of SMK Group or any affiliated group of corporations or other entities that included Greenhouse Spa during a prior period) other than Greenhouse Spa. All Taxes that Greenhouse Spa is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Except as set forth in Section 2.9(a) of the Disclosure Schedule, there are no liens or other Security Interests for Taxes on any of the assets of Greenhouse Spa, other than liens for Taxes not yet due or which have been satisfied in full and do not cause the Total Liabilities of Greenhouse Spa to exceed $5.5 million. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, severance, registration, alternative or add on minimum, estimated, withholding, employment, payroll, franchise and any other tax imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, whether disputed or not. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, claims for refunds, statements or other information relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      (b) Greenhouse Spa has delivered to ThermoLase correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Greenhouse Spa for the 1995 and 1996 tax years and a proposed tax return for the 1997 tax year. Section 2.9(b) of the Disclosure Schedule lists all Tax Returns filed with respect to Greenhouse Spa and indicates those Tax Returns that have been audited or currently are the subject of an audit. Except as disclosed in Section 2.9(b) of the Disclosure Schedule, no examination or audit of any Tax Returns of Greenhouse Spa by any Governmental Entity is currently in progress or, to the best knowledge of Greenhouse Spa, threatened or contemplated. Greenhouse Spa has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect. To the Knowledge of Greenhouse Spa, there is no dispute or claim concerning any Tax liability of Greenhouse Spa and no director, officer or employee responsible for Tax matters expects any authority to assess any additional Taxes with respect to any Tax period with respect to which Tax Returns have been filed. No claim has ever been made by an authority in a jurisdiction where Greenhouse Spa does not file Tax Returns that it is or may be subject to Tax in that jurisdiction.

      (c) Greenhouse Spa is not a "consenting corporation" within the meaning of
Section 341(f) of the Internal Revenue Code of 1986 (the "Code") and none of the assets of Greenhouse Spa are subject to an election under Section 341(f) of the Code. Greenhouse Spa has not made any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Greenhouse Spa has never been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Greenhouse Spa is not a party to any Tax allocation or sharing agreement.

      (d) Greenhouse Spa is not and never has been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). Greenhouse Spa has not made an election under Treasury Reg. Section 1.1502-20(g). Greenhouse Spa is not and never had been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg.
Section 1.337(d)-2T(b).

      (e) Section 2.9(e) of the Disclosure Schedule sets forth the following information as of the most recent practicable date as well as on an estimated pro forma basis as of the Closing Date giving effect to the transactions contemplated by this Agreement: (i) the basis of Greenhouse Spa in its assets,
(ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution of Greenhouse Spa, and (iii) all material elections with respect to Taxes, other than those elections reflected in the Tax Returns referred to in the first sentence of Section 2.9(b) above. None of the assets of Greenhouse Spa is property that Greenhouse Spa is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Greenhouse Spa directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Greenhouse Spa is "tax exempt use property" within the meaning of Section 168(h) of the Code. Greenhouse Spa has not agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise. Greenhouse Spa has not participated in an international boycott within the meaning of Section 999 of the Code. Greenhouse Spa does not or has not had a permanent establishment in any foreign country, as defined in any applicable treaty or convention between the United States and such foreign country. Greenhouse Spa is not a party to any joint venture, partnership, limited liability company agreement, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

      2.10 Assets. Except for the real property located at 1171 107th Street, Arlington, Texas which is being separately conveyed to Acquisition Subsidiary, Greenhouse Spa owns or leases all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as described in Section 2.10 of the Disclosure Schedule, no asset of Greenhouse Spa is subject to any Security Interest.

      2.11 Real Property. Except for the real property located at 1171 107th Street, Arlington, Texas which is being separately conveyed to Acquisition Subsidiary, Greenhouse Spa does not own any real property. Greenhouse Spa is not a lessor or lessee pursuant to any lease for any real property.

      2.12        Intellectual Property.

      (a) Greenhouse Spa owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below) that is used to conduct its business as currently conducted or planned to be conducted. For purposes of this Agreement, the term "Intellectual Property" means all: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software (other than software that is generally commercially available), data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(vi) other proprietary rights relating to any of the foregoing, and (vii) copies and tangible embodiments thereof. Section 2.12 of the Disclosure Schedule lists
(i) all patents and patent applications, all trademarks, all registered copyrights, and all trade names and service marks which are used in the business of Greenhouse Spa, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all written licenses, sublicenses and other agreements to which Greenhouse Spa is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and
(iii) all written licenses, sublicenses and other agreements to which Greenhouse Spa is a party and pursuant to which Greenhouse Spa is authorized to use any third party's Intellectual Property ("Third Party Intellectual Property Rights") which is used in the business of Greenhouse Spa or which form a part of any product or service provided by Greenhouse Spa. Greenhouse Spa has made available to ThermoLase correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and related documentation. Except as provided in Section 2.12 of the Disclosure Schedule, Greenhouse Spa has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that Greenhouse Spa owns or uses. Greenhouse Spa is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.12 of the Disclosure Schedule under the terms of this Section 2.12(a).

      (b) Greenhouse Spa is not, nor will it be, as a result of the execution and delivery of this Agreement or the performance of Greenhouse Spa's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or any Third Party Intellectual Property Rights.

      (c) Greenhouse Spa has not been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. No person or entity has alleged or made claim, either orally or in writing, that the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of Greenhouse Spa infringes any Intellectual Property right of any third party. Greenhouse Spa has not infringed or engaged in the unauthorized use of, or violated any confidentiality agreement that pertains to, any Intellectual Property right of any third party. Except as set forth on Section 2.12(c) of the Disclosure Schedule, to the Knowledge of Greenhouse Spa and its members, the Intellectual Property rights of Greenhouse Spa are not being infringed by activities, products or services of any third party. Except as set forth in Section 2.12(c) of the Disclosure Schedule, no patent maintenance or other fees with respect to any patents owned by Greenhouse Spa will be due within six (6) months after the Closing Date.

      2.13 Year 2000 Compliance. To Seller's Knowledge, all computer hardware and software and any other systems relied upon by Greenhouse Spa in connection with its business are Year 2000 Compliant. "Year 2000 Compliant" means that the system is designed to be used prior to, during, and after the calendar year 2000 A.D., and that systems used during each such time period will accurately receive, provide, and process date and time data (including without limitation, calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations will not malfunction, cease to function, or provide invalid or incorrect results as a result of date and time data.

      2.14 Contracts. Section 2.14 of the Disclosure Schedule lists the following written arrangements to which Greenhouse Spa is a party:

      (a) any written arrangement pursuant to which any party is indemnified for or against any liability under Environmental Laws (as defined in Section 2.21 below);

      (b) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum;

      (c) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services: (i) which has a term in excess of one year, (ii) which involves more than the sum of $10,000 per year, or (iii) in which Greenhouse Spa has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

      (d) any written arrangement establishing a partnership, joint venture or limited liability company;

      (e) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

      (f) any written arrangement concerning confidentiality or noncompetition;

      (g) any written arrangement involving any employee, former employee, shareholder of Greenhouse Spa or their respective affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act") ("Affiliates");

      (h) any written arrangement for the purchase or sale of assets or businesses out of the ordinary course of business of Greenhouse Spa, or for the purchase or sale of securities;

      (i) any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect on Greenhouse Spa;

      (j) any written arrangement relating to the borrowing of money or availability of credit to or from Greenhouse Spa, other than customer/supplier agreements in the ordinary course of business of Greenhouse Spa involving not in excess of $10,000;

      (k) each guaranty or similar undertaking with respect to the obligations or liabilities of any other person;

      (l) each collective bargaining agreement or other contract or commitment to or with any labor union or other group of employees, and

      (m)  any  other  written   arrangement   (or  group  of  related   written
arrangements) either involving more than $10,000 or not entered into in the ordinary course of business.

      Greenhouse Spa has delivered to ThermoLase a correct and complete copy of each written arrangement (as amended to date) listed or required to be listed in
Section 2.14 of the Disclosure Schedule. Except as set forth in Section 2.14 of the Disclosure Schedule, with respect to each written arrangement so listed or required to be listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) each party to any such written arrangement, is, and at all times has been, in compliance with all applicable material terms and requirements thereof; and (iv) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. Greenhouse Spa is not a party to any oral contract, agreement or other legally binding arrangement which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14. Except as disclosed in
Section 2.14 of the Disclosure Schedule there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to Greenhouse Spa under any such written arrangement with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made demand for such renegotiation.

      2.15 Accounts Receivable. Except as set forth in Section 2.15 of the Disclosure Schedule all accounts receivable of Greenhouse Spa reflected on the Most Recent Balance Sheet (except for those that have been collected since March 31, 1998) are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable) net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of Greenhouse Spa that have arisen since March 31, 1998 (except for those that have been collected since March 31, 1998) are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

      2.16 Powers of Attorney. Except as disclosed in Section 2.16 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Greenhouse Spa.

      2.17 Insurance. Section 2.17 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Greenhouse Spa has been a party, a named insured, or otherwise the beneficiary of coverage at any time:

      (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

      (b)   the policy number and the period of coverage;

      (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

      (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

Each such insurance policy: (i) is enforceable and in full force and effect; and
(ii) will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. Greenhouse Spa (A) is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, of such policy by the issuer thereof; (B) has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general; and (C) has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not asserted a claim under such policy in accordance with the terms of such policy. Greenhouse Spa is, and has been since its incorporation, covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

      2.18 Litigation. Section 2.18 of the Disclosure Schedule identifies, and contains a brief description of: (a) any unsatisfied judgment, or any order, decree, stipulation or injunction to which Greenhouse Spa is subject, and (b) any claim, complaint, action, suit, proceeding, hearing or investigation by or before any Governmental Entity or before any arbitrator to which Greenhouse Spa is a party or, to the Knowledge of Greenhouse Spa or SMK Group and its Members, is threatened to be made a party. Greenhouse Spa has not received any other written threat of litigation that could have a Material Adverse Effect on Greenhouse Spa and to the Knowledge of Greenhouse Spa and SMK Group and its Members no basis therefor exists.

      2.19 Employees. Section 2.19 of the Disclosure Schedule contains a list of all employees of Greenhouse Spa, indicating, with respect to each such employee, his or her position, total wages reported on Form W-2 for the last fiscal year of Greenhouse Spa, method for calculating bonus for the current fiscal year and any other arrangement under which cash compensation is payable by Greenhouse
Spa, and whether such employee has entered into a confidentiality or non-competition agreement with Greenhouse Spa. Copies of any such confidentiality or non-competition agreements have previously been provided to ThermoLase. To the Knowledge of Greenhouse Spa and SMK Group and its Members, no employee has any plans to terminate employment with Greenhouse Spa. Greenhouse Spa is not a party to or bound by any collective bargaining agreement, nor has Greenhouse Spa experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Neither Greenhouse Spa nor SMK Group and its members has any Knowledge of any organizational effort made or threatened, either currently or in the past, by or on behalf of any labor union with respect to employees of Greenhouse Spa or any Subsidiary.

      2.20        Employee Benefits.

      (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by Greenhouse Spa or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of: (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes Greenhouse Spa or a subsidiary of Greenhouse Spa. Complete and accurate copies of: (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for each Employee Benefit Plan, have been delivered to ThermoLase. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and Greenhouse Spa and its ERISA Affiliates have in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. Greenhouse Spa and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

      (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

      (c) All the Employee Benefit Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

      (d) Neither Greenhouse Spa nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

      (e) At no time has Greenhouse Spa or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

      (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of Greenhouse Spa (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

      (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by Greenhouse Spa or any ERISA Affiliate that would subject Greenhouse Spa or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

      (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

      (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Greenhouse Spa from amending or terminating any such Employee Benefit Plan except as required by law.

      (j) Section 2.20(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of Greenhouse Spa (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Greenhouse Spa of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or
(C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Greenhouse Spa that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding Greenhouse Spa, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      2.21        Environmental Matters.

      (a) Greenhouse Spa has complied with all Environmental Laws (as defined below) applicable to its business operations. Greenhouse Spa has delivered to ThermoLase a copy of a Phase I Environmental Site Assessment of the Greenhouse Spa located at 1171 107th Street, Arlington, Texas, dated August 8, 1996, and an Update of such site assessment dated January 7, 1998, prepared by Secor International Incorporated. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to: (i) treatment, storage, disposal, generation and transportation of Materials of Environmental Concern (as defined below); (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of Materials of Environmental Concern, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980, as amended ("CERCLA").

      (b) There have been no releases of any Materials of Environmental Concern into the environment, at any parcel of real property or any facility formerly or currently owned or leased by Greenhouse Spa or any locations where any Materials of Environmental Concern were generated, manufactured, refined, transferred, transported, produced, imported, used or processed at or from any such parcel of real property or facility, or by Greenhouse Spa, for which liability can be imposed on Greenhouse Spa under any Environmental Law. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, industrial materials, oil or petroleum and petroleum products, polychlorinated biphenyls, pesticides, asbestos or asbestos containing materials, or any other material subject to regulation under any Environmental Law.

      (c) There is no pending or, to the Knowledge of Greenhouse Spa or SMK Group or its Members, threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, claim, cause of action, liability, investigation, citation, order, consent order, consent decree, inquiry or information request (except for normally required reports, notices or manifests in the ordinary course of business) by any Governmental Entity, involving Greenhouse Spa relating to any of the following:
(i) violation of any Environmental Law; (ii) violation of any permit, license or registration issued under any Environmental Law; (iii) the disposal, discharge or release of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (iv) the generation, storage, treatment, transportation, reclamation, recycling or other handling of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (v) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for the storage, disposal, handling or treatment of Materials of Environmental Concern;
(vi) the exacerbation of previously  existing  environmental  contamination;  or
(vii) exposure to any Materials of Environmental Concern, noises, odors, or vibrations at or from any real property or facility formerly or currently owned or leased by Greenhouse Spa. Without limiting the foregoing, Greenhouse Spa has not been named a "potentially responsible party" under any Environmental Law or has received any correspondence or notice that it may be named a "potentially responsible party."

      (d) Set forth in Section 2.21(d) of the Disclosure Schedule is a list of all environmental, health and safety reports, investigations, audits, assessments, surveys and analyses, relating to premises currently or previously owned or occupied by Greenhouse Spa which Greenhouse Spa has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation have been provided to ThermoLase.

      (e) To the Knowledge of SMK Group and its Members and Greenhouse Spa, all entities, including without limitation transporters, treatment, storage and disposal facilities, and remediation companies used by Greenhouse Spa for the transportation, storage, disposal, treatment or other handling of Materials of Environmental Concern possess all permits, licenses and registrations required under Environmental Laws, and does not have and will not have any liability as a result of any act or omission by any of such entities. To the Knowledge of SMK Group and its Members and Greenhouse Spa, there is no previous, pending or threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, relating to such entities for any violations of Environmental Laws.

      2.22 Legal Compliance. Greenhouse Spa, and the conduct and operation of its businesses, is in compliance with all laws (including rules and regulations thereunder) of any federal, state or local government or foreign government of a country in which Greenhouse Spa does business, or any Governmental Entity, which are applicable to Greenhouse Spa, and Greenhouse Spa has not received any notice from any Governmental Entity that Greenhouse Spa is in violation of, or has violated any such laws (including rules and regulations thereunder).

      2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by Greenhouse Spa. Such listed Permits are the only Permits that are required for Greenhouse Spa to conduct its businesses as presently conducted or as proposed to be conducted, except for such Permits the absence of which will not result in a Material Adverse Effect. Each such Permit is in full force and effect and, to the Knowledge of SMK Group and its Members and Greenhouse Spa, no suspension or cancellation of such Permit is threatened, and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth in
Section 2.23 of the Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

      2.24 Certain Business Relationships with Affiliates. Except as set forth in Sections 2.19 and 2.24 to the Disclosure Schedule, no Member, shareholder, director, executive officer, or Affiliate of SMK Group or Greenhouse Spa: (a) owns any property or right, tangible or intangible, that is used in the business of Greenhouse Spa, (b) has a financial or profit interest in Greenhouse Spa other than as a shareholder or employee of Greenhouse Spa, (c) has or ever had any business dealings with Greenhouse Spa, (d) has or ever had any claim or cause of action against Greenhouse Spa, or (e) owes any money to, or is owed any money by, Greenhouse Spa. Sections 2.19 and 2.24 of the Disclosure Schedule describe any transactions or relationships between Greenhouse Spa and any Member, shareholder, director, executive officer, or Affiliate of SMK Group or Greenhouse Spa which are not reflected in the statements of operations of Greenhouse Spa included in the Financial Statements.

      2.25 Brokers Fees. Except for the fees and expenses incurred pursuant to the agreements listed in Section 2.25 of the Disclosure Schedule, Greenhouse Spa has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, including, without limitation in respect of fees owed to Kirsten Florian Inc. in respect of certain financial and other services rendered to SMK Group or its Members, Greenhouse Spa, or Gerald Katzoff in connection with the transactions contemplated by this Agreement (the "Broker Fees").

      2.26 Books and Records. The minute books and other similar records of Greenhouse Spa contain true and complete records of all actions taken at any meetings of Greenhouse Spa's shareholders, Board of Directors, or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Greenhouse Spa accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Greenhouse Spa and have been maintained in accordance with good business and bookkeeping practices. Greenhouse Spa has previously delivered to ThermoLase true, correct and complete copies of the minute books or other similar records of Greenhouse Spa.

      2.27 Customers and Suppliers. Except as set forth in Section 2.27 of the Disclosure Schedule, no purchase order or commitment of Greenhouse Spa is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No supplier of Greenhouse Spa has indicated to Greenhouse Spa within the past year that it will stop, or decrease the rate of, supplying materials, products or services to Greenhouse Spa. Section 2.27 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the consolidated revenues of Greenhouse Spa during the last full fiscal year or the interim period through the Most Recent Balance Sheet and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to Greenhouse Spa.

      2.28        Banking Facilities.

      (a) Section 2.28 of the Disclosure Schedule sets forth a true, correct and complete list of: (i) each bank, savings and loan or similar financial institution at which Greenhouse Spa has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by Greenhouse Spa thereat and details, including terms, of any line of credit or credit facility; and (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

      (b) All of the outstanding indebtedness (secured or unsecured) for borrowed money of Greenhouse Spa may be prepaid without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty. Section 2.28 of the Disclosure Schedule sets forth all outstanding indebtedness (secured or unsecured) for borrowed money of Greenhouse Spa.

      2.29 Suretyships. Except as disclosed in Section 2.29 of the Disclosure Schedule, Greenhouse Spa has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, limited liability company, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

      2.30 Governmental Approvals. No product offered by Greenhouse Spa requires any clearance or approval by the United States Food and Drug Administration or any other governmental agency. Except as set forth in Schedule 2.30 of the Disclosure Schedule, no services offered by Greenhouse Spa are treated by the Texas Board of Medicine or any governmental agency as the practice of medicine. All services provided by the Greenhouse Spa which must be provided by a licensed person are provided by persons with appropriate licenses. Greenhouse Spa has all licenses and permits required by it in order to carry on its business as conducted by it through the date hereof and to provide the products and services currently offered by it.

      2.31 Inventories. All Inventories (as defined below) are of a quality and quantity usable and salable in the ordinary course of business. Items included in such Inventories are carried on the books of Greenhouse Spa at the lower of cost or market and, with respect to Inventories existing as of the date of the Most Recent Balance Sheet are reflected on the Most Recent Balance Sheet, net of applicable reserves for excess and obsolete items. Such reserves have been determined in accordance with past practices and conform to GAAP. The term "Inventories" includes all stock of raw materials, work-in-process and finished goods, including demonstration inventory, owned by Greenhouse Spa, for manufacturing, assembly, processing, finishing, demonstration and sale or resale to others.

      2.32 Disclosure. No representation or warranty of Greenhouse Spa in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE III

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                          OF SMK GROUP AND ITS MEMBERS

      SMK Group and its Members, jointly and severally, represent and warrant to ThermoLase that the statements contained in this Article III are true and correct. Each individual representation and warranty contained herein shall be interpreted and enforced separately and no representation or warranty contained herein shall be construed as limiting any other representation and warranty contained herein. ThermoLase shall be assumed to have relied upon the representations and warranties contained herein, notwithstanding any investigation of SMK Group made by ThermoLase or the Acquisition Subsidiary or any of their respective officers, directors, representatives or agents, prior to the Closing.

      3.1 Authority. Except as disclosed in Section 3.1 of the Disclosure Schedule, SMK Group has full power and authority to execute and deliver this Agreement and the Escrow Agreement and perform its obligations hereunder and thereunder. This Agreement and the Escrow Agreement constitute the valid and binding obligations of SMK Group enforceable against SMK Group in accordance with the terms hereof and thereof. Neither the execution, delivery and performance of this Agreement or the Escrow Agreement by SMK Group, nor the consummation of the transactions contemplated hereby to be performed by SMK Group will: (x) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in such a violation, breach, termination or acceleration of, or default with the giving of notice or passage of time, or both), any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement or other instrument or obligation to which SMK Group is a party or by which it or its properties or assets may be bound or materially negatively affected; (y) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to SMK Group or its properties or assets; or (z) result in the imposition of any lien, encumbrance, charge or claim upon any of SMK Group's assets. There is no action, investigation or other proceeding pending against, and to the Knowledge of SMK Group, threatened against or affecting SMK Group or any of SMK Groups' Affiliates before any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required to be obtained or made by SMK Group or Greenhouse Spa in connection with the execution, delivery and performance of this Agreement by SMK Group or the consummation of the transactions contemplated hereby to be performed by SMK Group.

      3.2 Title. SMK Group holds of record and owns beneficially all of the issued and outstanding shares of Greenhouse Spa Common Stock free and clear of any restrictions on transfer (other than any restrictions under the Securities
Act). SMK Group is not party to or bound by any option, warrant, purchase right, Security Interest or other arrangement that could require it to sell, transfer or otherwise dispose of any capital stock of Greenhouse Spa. SMK Group is not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Greenhouse Spa.

      3.3 Brokers'  Fees.  Other than in respect of the Broker Fees set forth in
Section 2.25 of the Disclosure Schedule, SMK Group and its Members have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.4   Investment Representations.

      (a) SMK Group and its Members are "accredited investors" as defined in Regulation D under Securities Act; SMK Group is acquiring the shares of
ThermoLase Common Stock being transferred to SMK Group as the Merger Consideration for investment purposes and has no present intention of effecting a distribution of such shares of ThermoLase Common Stock; and SMK Group and its Members and their representatives have had an opportunity to ask questions and receive answers from the management of ThermoLase regarding ThermoLase, its business and such shares of ThermoLase Common Stock.

      (b) SMK Group has received and reviewed the Confidential Private Placement Memorandum prepared by ThermoLase for delivery to SMK Group in connection with the distribution to SMK Group of the Merger Consideration.

      (c) SMK Group understands that (i) no action has been or will be taken in any jurisdiction outside the United States by ThermoLase that would permit an offering of the shares of ThermoLase Common Stock being transferred to SMK Group as the Merger Consideration, or possession or distribution of offering material in connection with the issue of such shares, in any country or jurisdiction outside the United States where action for that purpose is required; (ii) the certificates evidencing the shares of ThermoLase Common Stock being transferred to SMK Group as the Merger Consideration will be delivered to SMK Group with a legend substantially to the following effect:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THERMOLASE CORPORATION) OF COUNSEL SATISFACTORY TO THERMOLASE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED";

and (iii) SMK Group must bear the economic risk of its investment for an indefinite period of time because the shares of ThermoLase Common Stock being distributed to it as Merger Consideration have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                     OF THERMOLASE AND THE ACQUISITION SUBSIDIARY

      ThermoLase  and  the  Acquisition   Subsidiary,   jointly  and  severally,
represent and warrant to Greenhouse Spa and SMK Group as follows:

      4.1 Organization. Each of ThermoLase and the Acquisition Subsidiary is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of its incorporation. ThermoLase and Acquisition Subsidiary have delivered to Greenhouse Spa true and correct copies of their charter documents and bylaws, as amended and in effect on the date hereof.

      4.2 Authorization of Transaction. Each of ThermoLase and the Acquisition Subsidiary has all corporate power and authority to execute and deliver this Agreement and the Real Estate Agreement and (in the case of ThermoLase the Escrow Agreement) and to perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Real Estate Agreement (and in the case of ThermoLase the Escrow Agreement) by ThermoLase and the Acquisition Subsidiary, the performance of this Agreement and the Real Estate Agreement (and in the case of ThermoLase the Escrow Agreement) and the consummation of the transactions contemplated hereby and thereby by ThermoLase and the Acquisition Subsidiary have been duly and validly authorized by all necessary corporate action on the part of ThermoLase and the Acquisition Subsidiary. This Agreement and the Real Estate Agreement (and in the case of ThermoLase the Escrow Agreement) have been duly and validly executed and delivered by ThermoLase and the Acquisition Subsidiary and constitute valid and binding obligations of ThermoLase and the Acquisition Subsidiary, enforceable against them in accordance with their terms. The Board of Directors of each of ThermoLase and the Acquisition Subsidiary has approved this Merger and the transactions contemplated hereby and the approval of the stockholders of ThermoLase is not required for this Merger.

      4.3 Noncontravention. Subject to the filing of the Merger Documents with the Department of State of the Commonwealth of Pennsylvania, neither the execution and delivery by ThermoLase or the Acquisition Subsidiary of this Agreement or the Real estate Agreement or (in the case of ThermoLase of the Escrow Agreement), nor the consummation by ThermoLase or the Acquisition Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter documents or bylaws of ThermoLase or the Acquisition Subsidiary, (b) require on the part of ThermoLase or the Acquisition Subsidiary any filing with, or permit, authorization, consent or approval of any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which ThermoLase or the Acquisition Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ThermoLase or the Acquisition Subsidiary or any of their properties or assets.

      4.4  Merger   Consideration.   As  of  the  Effective   Time,  the  Merger
Consideration  will  be  validly  issued,   duly  authorized,   fully  paid  and
non-assessable.

      4.5 Reports and Financial Statements. ThermoLase has previously provided to SMK Group complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-K, as amended, for the fiscal year ended September 27, 1997, as filed with the Securities and Exchange Commission, (b) its Quarterly Report on Form 10-Q for the fiscal quarter ended January 3, 1998, as filed with the Securities and Exchange commission, (c) its Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1998, as filed with the Securities and Exchange Commission (such reports are collectively referred to herein as the "ThermoLase Reports"). As of their respective dates, the ThermoLase Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of ThermoLase included in the ThermoLase reports (I) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act, (iii) fairly present the consolidated financial condition, results of operations and cash flows of ThermoLase as of the respective dates thereof and for the periods referred to therein and (iv) are consistent with the books and records of ThermoLase.

      4.6 Brokers' Fees. Except for the brokers fees payable to Kerstin Florian, Inc. by ThermoLase pursuant to a Finders Fee Agreement dated April 8, 1998 by and between ThermoLase and Kerstin Florian, Inc., a copy of which has previously been provided to SMK Group, neither ThermoLase nor the Acquisition Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.


                                    ARTICLE V

                                    COVENANTS

      5.1 Best Efforts. Each of the Parties shall use their best efforts, to the extent commercially reasonable, to take all actions to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

      5.2 Notices and Consents. Greenhouse Spa shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to Greenhouses Spa in connection with the transactions contemplated by this Agreement.

      5.3 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Greenhouse Spa shall conduct its operations in the ordinary course of business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees, and preserve its relationships with customers, suppliers, and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing Date, or the termination of this Agreement, Greenhouse Spa shall not, without the consent of ThermoLase:

      (a) issue, sell, deliver or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance o, sale, delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities;

      (b) Split, combine, or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

      (c) create, incur, or assume any debt not currently outstanding (including obligation in respect of capital leases) except in the ordinary course of business and except for professional fees associated with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

      (d) enter into, adopt, or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.20(j) or except for normal increases in the ordinary course of business) increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers, or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

      (e) acquire, sell, lease, encumber, or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the ordinary course of business;

      (f)   amend its charter or By-laws;

      (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

      (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the ordinary course of business;

      (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest other than in the ordinary course of business;

      (j) sell, assign, transfer, or license any Intellectual Property, other than in the ordinary course of business;

      (k) enter into any material contract or amend, terminate, or take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement listed in Section 2.14 of the Disclosure Schedule;

      (l) make or commit to make any capital expenditure in excess of $10,000 per item;

      (m) except as set forth in Section 5.3 of the Disclosure Schedule, make any tax election or, except in the ordinary course of business, settle or compromise any federal, state, local or foreign tax liability;

      (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in:
(i) any of the representations and warranties of SMK Group and its Member set forth in this Agreement becoming untrue, or (ii) any of the conditions of the Merger set forth in Article VI not being satisfied; or

      (o) agree in writing or otherwise take any of the foregoing actions.

      5.4 Full Access. During the period from the date of this Agreement to the Closing Date, Greenhouse Spa shall permit representatives of ThermoLase and Acquisition Subsidiary to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of Greenhouse
Spa) to all premises, properties, financial and accounting records, contracts, other records and documents and personnel, of or pertaining to Greenhouse Spa.

      5.5 Notice of Breaches. SMK Group and its Members shall promptly deliver to the ThermoLase and the Acquisition Subsidiary written notice of any event or development that would: (a) render any statement, representation, or warranty of SMK Group and its Members (including in the Disclosure Schedule) inaccurate or incomplete in any material respect, of (b) constitute or result in a breach by SMK Group or its Members of, or a failure by SMK Group or its Members to comply with, any agreement or covenant in this Agreement applicable to SMK Group or its Members. ThermoLase and the Acquisition Subsidiary shall promptly deliver to SMK Group and its Members written notice of any development that would (i) render any statement, representation, or warranty of ThermoLase and the Acquisition Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by ThermoLase or Acquisition Subsidiary of, or a failure by ThermoLase or Acquisition Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

      5.6 Exclusivity. Between the date hereof and the Closing or the termination of this Agreement, Gerald Katzoff and SMK Group and its Members shall not, and shall use their best effort to cause their Affiliates and each of their officers, directors, employees, representatives, and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than ThermoLase and Acquisition Subsidiary and their representatives) concerning any merger, consolidation, sale of material assets, recapitalization, or any business combination involving Greenhouse Spa, or (b) provide any non-public information concerning the business, properties, or assets of Greenhouse Spa to any person or entity (other than ThermoLase and Acquisition Subsidiary and their representatives).

      5.7   Tax Payments.

      (a)   Except as provided in Section 5.7(b) hereof:

      (i) SMK Group and its Members shall be jointly and severally liable for any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses) with respect to Taxes of Greenhouse Spa or for which Greenhouse Spa may be liable with respect to any and all periods (Taxes attributable to any portions thereof to be determined in accordance with subsection (b)) ending on or before the Closing Date ("Pre-Closing Periods").

      (ii) ThermoLase shall be liable for any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses and any applicable assessments of interest and penalties) with respect to Taxes attributable to Greenhouse Spa or for which Greenhouse Spa may be liable with respect to any and all periods, or portions thereof, ending after the Closing Date ("Post-Closing Periods").

      (b) In the case of any Tax that is attributable to a taxable period which begins before the Closing Date and ends on or after the Closing Date, the amount of Taxes attributable to the Pre-Closing Period shall be determined as follows:

      (i) In the case of ad valorem, franchise, or similar Taxes imposed on a periodic basis on Greenhouse Spa based on capital (including net worth or long-term debt) or number of shares of stock authorized, issued or outstanding, the portion attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is the number of days in the entire taxable period.

      (ii) In the case of all other Taxes, the portion attributable to the Pre-Closing Period shall be determined on the basis of an interim closing of the books of Greenhouse Spa as of the Closing Date, and the determination of the hypothetical Tax for such Pre-Closing Period, determined on the basis of such interim closing of the books, without annualization.

      (c) For purposes of this Section 5.7, any and all transactions or events contemplated by this Agreement that occur on or prior to the Closing Date shall be deemed to have occurred in the Pre-Closing Period.

      (d) To the maximum extent permitted by applicable law, neither ThermoLase nor any of ThermoLase's Affiliates or Subsidiaries (including, with respect to Post-Closing Periods, Greenhouse Spa) will carry back to any Pre-Closing Period of Greenhouse Spa, any loss, credit or deduction incurred or generated in, or attributable to, any Post-Closing Period that would affect any Tax Return of Greenhouse Spa for such period, and ThermoLase agrees to make or exercise, or cause to be made or exercised, any and all necessary or permitted elections or options available under applicable law to avoid any such carryback.

      (e) Any payments to be made by SMK Group under this Section 5.7 at the option of ThermoLase shall be deducted from the Escrow Amount and returned by the Escrow Agent to ThermoLase, as provided in the Escrow Agreement.

      (f) All payments under Sections 1.5(b) or 5.7 of this Agreement and under the Escrow Agreement shall be deemed adjustments to the Merger Consideration for Tax purposes.

      5.8  Payment  of  Greenhouse  Spa  Liabilities.   ThermoLase  shall  cause
Greenhouse Spa to satisfy the Total Liabilities (as defined in Section 1.5(b) hereof) within ninety days after the Closing Date.


                                   ARTICLE VI

                      CONDITIONS TO CONSUMMATION OF MERGER

      6.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to there being no action, suit or proceeding pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

      6.2 Conditions to Obligations of ThermoLase and the Acquisition Subsidiary. The obligation of each of ThermoLase and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

      (a) Greenhouse Spa shall have obtained such waivers, permits, consents, approvals or other authorizations as ThermoLase, in ThermoLase's reasonable opinion, believes are necessary to effect the transactions contemplated by this Agreement, including the Merger;

      (b) there must not have been made or threatened by any person (other than SMK Group) any claim asserting that such person is the holder or beneficial owner of, or has the right to acquire or to obtain beneficial ownership of any capital stock of, or any other voting, equity or ownership interests in Greenhouse Spa or is entitled to all or a portion of the Merger Consideration;

      (c) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would affect adversely the right of ThermoLase to own the capital stock of Greenhouse Spa or to operate or control any of the assets and operations of Greenhouse Spa following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

      (d) the representations and warranties of SMK Group and its Members set forth in Articles II and III shall be true and correct as of the Closing Date;

      (e) Greenhouse Spa and SMK Group shall have performed or complied with the agreements and covenants required to be performed or complied with by them under this Agreement as of or prior to the Closing Date;

      (f) Greenhouse Spa and SMK Group shall have delivered to ThermoLase and the Acquisition Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (e) of this Section 6.2 is satisfied in all respects;

      (g) ThermoLase and the Acquisition Subsidiary shall have received from counsel to Greenhouse Spa, an opinion dated as of the Closing Date in the form attached as Exhibit C;

      (h) ThermoLase and the Acquisition Subsidiary shall have received evidence, satisfactory to ThermoLase, that none of ThermoLase, the Acquisition Subsidiary, nor Greenhouse Spa has any liability or obligation in respect of the Broker Fees other than that portion of such fees to be paid by ThermoLase pursuant to the agreement referenced in Section 4.6;

      (i) all agreements between Greenhouse Spa and SMK Group shall have been terminated prior to, or shall terminate effective upon, the Effective Time with the effect that Greenhouse Spa shall have no further obligation or liability thereunder;

      (j) SMK Group shall have executed an investor's letter substantially in the form attached hereto as Exhibit D;

      (k) Greenhouse Spa shall have transferred to Acquisition Subsidiary the land and buildings located at 1171 107th Street, Arlington, Texas on terms and conditions set forth in the Real Estate Agreement;

      (l) the Total Liabilities of Greenhouse Spa as defined in Section 1.5 shall not exceed Five Million Five Hundred Thousand Dollars ($5,500,000);

      (m) each of Gerald Katzoff and Lydia Katzoff shall have agreed to remain employees of Greenhouse Spa on terms and conditions satisfactory to ThermoLase, and shall have executed a non-competition agreement (the "Non-Competition Agreements") substantially in the form attached hereto as Exhibit E;

      (n) all actions to be taken by Greenhouse Spa and SMK Group in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to ThermoLase.

      6.3 Conditions to Obligations of Greenhouse and SMK Group. The obligation of Greenhouse Spa and SMK Group to consummate the Merger is subject to the satisfaction of the following additional conditions:

      (a) the representations and warranties of ThermoLase and the Acquisition Subsidiary set forth in Article IV shall be true and correct;

      (b) each of ThermoLase and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date;

      (c) each of ThermoLase and the Acquisition Subsidiary shall have delivered to Greenhouse Spa and SMK Group a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.3 is satisfied in all respects;

      (d) SMK Group shall have received from Seth H. Hoogasian, General Counsel of ThermoLase and the Acquisition Subsidiary, an opinion dated as of the Closing Date substantially in the form attached as Exhibit F;

      (e) The land and buildings located at 1171 107th Street Arlington, Texas shall have been conveyed to Acquisition Subsidiary on the terms and conditions set forth in the Real Estate Agreement;

      (f) ThermoLase or Acquisition Subsidiary shall have agreed that Gerald Katzoff and Lydia Katzoff shall remain employees of Greenhouse Spa on terms and conditions satisfactory to each of them;

      (g) ThermoLase shall have entered into an agreement with SMK Group pursuant to which SMK Group shall have a right of first refusal to purchase Greenhouse Spa or the land and buildings located at 1171 107th Street, Arlington, Texas on terms and conditions no less favorable than terms on which ThermoLase proposes to sell Greenhouse Spa or such land and buildings to a third party; and

      (h) all actions to be taken by ThermoLase and the Acquisition Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Greenhouse Spa.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective time as provided below:

      (a)    the Parties may terminate this Agreement by mutual written consent;

      (b) any Party may terminate this Agreement by giving written notice to the other Parties if a Party not controlled by the notifying Party is in breach of any material representation, warranty, or covenant contained in this Agreement or the Real Estate Agreement and such breach is not cured within ten days after delivery of written notice thereof;

      (c) any Party may terminate this Agreement if: (i) there shall be an order of a court in effect to prevent consummation of the transactions contemplated by this Agreement or the Real Estate Agreement, or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to this Agreement or the Real Estate Agreement or the transactions contemplated thereby, by any Governmental Entity that would make the consummation of this Agreement or the Real Estate Agreement illegal;

      (d) ThermoLase may terminate this Agreement by giving written notice to the other Parties if the Closing shall not have occurred on or before July 1, 1998 by reason of the failure of any condition precedent under Sections 6.1 and
6.2 hereof (unless such failure results from a breach by ThermoLase or the Acquisition Subsidiary of any representation, warranty, or covenant contained in this Agreement or the Real Estate Agreement); or

      (e) SMK Group may terminate this Agreement by giving written notice to the other Parties if the Closing shall not have occurred on or before July 1, 1998 by reason of the failure of any condition precedent under Sections 6.1 and 6.3 hereof (unless such failure results from a breach by SMK Group or its members of any representation, warranty, or covenant contained in this Agreement or the Real Estate Agreement).

      7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).


                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 By SMK Group and its Members. SMK Group and its Members shall jointly and severally indemnify and hold harmless ThermoLase, Acquisition Subsidiary, and Greenhouse Spa from and against any and all Damages (as defined below) arising out of, constituting or related to each and all of the following:

      (a) subject to Section 8.5, any misrepresentation or breach of any representation or warranty made by Greenhouse Spa or SMK Group in Article II or III of this Agreement, or in the Real Estate Agreement, the Escrow Agreement, or in any statement, certificate, Exhibit, Schedule or agreement which contains a representation or warranty and is furnished by Greenhouse Spa or SMK Group or its Members pursuant to or in connection with such agreements; and

      (b) subject to Section 8.5, any breach of any covenant, agreement or obligation of Greenhouse Spa or SMK Group or its Members, or Gerald Katzoff contained in this Agreement, the Real Estate Agreement, the Escrow Agreement, or any other agreement, instrument or document contemplated by such agreements.

The term "Damages" as used in this Agreement shall mean any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting, consulting or other fees or expenses for investigating or defending any actions or threatened actions) incurred by ThermoLase, Acquisition Subsidiary, Greenhouse Spa, or SMK Group or its Members to the extent not covered by insurance or reflected in the Disclosure Schedule or the Financial Statements or the Closing Balance Sheet, which results in an actual loss to the Indemnified Party, whether or not involving a third-party claim.

      8.2 By ThermoLase. ThermoLase shall indemnify and hold harmless SMK Group from and against all Damages arising out of, constituting or related to each and all of the following:

      (a) any misrepresentation or breach of any representation or warranty made by ThermoLase or the Acquisition Subsidiary in this Agreement, the Real Estate Agreement, the Escrow Agreement, or in any statement, certificate or schedule furnished by ThermoLase or the Acquisition Subsidiary pursuant to this Agreement;

      (b) any breach of any covenant, agreement or obligation of ThermoLase or the Acquisition Subsidiary contained in this Agreement, the Real Estate Agreement, the Escrow Agreement, or any other agreement, instrument or document contemplated by such agreements; and

      (c) any failure by Greenhouse Spa to perform any obligation or satisfy any liability of Greenhouse Spa after the Closing except for any such obligation or liability with respect to which ThermoLase or the Acquisition Subsidiary would be entitled to indemnification hereunder.

      8.3   Claims for Indemnification.

      (a) Whenever any claim shall arise for indemnification under this Article VIII, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.

      (b) In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a person other than the Indemnified Party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against an Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 8.4 of this Agreement (if permitted by such Section), the Indemnified Party shall have the right to settle or compromise such claim as provided in Section 8.4.

      8.4 Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the Indemnifying Party's sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if: (i) the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim, and (ii) the third party seeks monetary Damages solely; provided, however, that such acknowledgment shall not be deemed or construed as any admission of the Indemnifying Party with respect to such underlying third party claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest with the Indemnified Party). If a third party seeks monetary Damages solely and the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom as provided in this Section 8.4 within 30 days after the date that the Indemnified Party has given notice of the claim to the Indemnifying Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as she or it may deem appropriate, including, but not limited to, settling such claim or litigation on such terms as the Indemnified Party may deem appropriate; provided, however, that any admission by the Indemnified Party in settling any such claim or litigation shall not be deemed to be an admission for any purpose by the Indemnifying Party; and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with his or its counsel and at his or its own expense. If a third party does not seek monetary Damages solely: (x) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate; provided that the Indemnified Party shall not consent to any settlement, compromise or adjustment, or the entry of any judgment arising from such claim or litigation without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed); and (y) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action with his or its counsel and at his or its expense.

      8.5   Survival.

      (a) Except as provided below, the representations and warranties of the Parties set forth in this Agreement shall survive the Closing and the consummation  of the  transactions  contemplated  hereby and  continue  until 24 months after the Effective Time, at which time they shall terminate. Notwithstanding the foregoing, the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.5, 2.25, 3.1, 3.2, 3.3, 4.1, 4.2, 4.3, and 4.4 shall survive the Closing and consummation of the transactions contemplated hereby indefinitely, and the representations and warranties contained in Section 2.9 and Sections 2.20 through 2.22 shall survive the Closing and the consummation of the transactions contemplated thereby and continue until 90 days following the expiration of the statute of limitations applicable to the underlying claims giving rise to indemnification relating to the subject matter of such representations.

      (b) The indemnification obligation under Section 8.2(c) shall terminate on the ninetieth day following the expiration of the statute of limitations applicable to the underlying claims giving rise to such indemnification.

             (c) If a notice of an indemnification claim is given before expiration of any applicable time period hereunder, then (notwithstanding the expiration of such time period) the indemnification obligation applicable to such claim shall survive until, but only for purposes of, the resolution of such claim. Notwithstanding anything herein to the contrary, this Section 8.5 and
Section 8.6 below shall not apply to claims for indemnification with respect to any Damages arising from a breach of a representation or warranty of which the Party making such representation or warranty had actual knowledge as of the Closing Date which such Party failed to disclose to the other Parties.

      8.6 Limitations. No Party shall be entitled to indemnification hereunder until the total of all Damages incurred by such Party exceeds fifty thousand dollars ($50,000); provided, however that such limitation shall not apply to a breach of Section 8.1(b) or to any breach of any of the representations and warranties of which the Indemnifying Party had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Indemnifying Party of any covenant or obligation set forth in this Agreement, the Real Estate Agreement, the Escrow Agreement, or any other agreement contemplated thereunder. The total liability of any Party (for indemnification or otherwise) with respect to the matters described in Sections
8.1 and 8.2 shall not exceed the Merger Consideration.


                                   ARTICLE IX

                                   DEFINITIONS

      For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

DEFINED TERM                                         SECTION
------------                                         -------
Affiliate                                            2.14(g)
Broker Fees                                             2.25
CERCLA                                                2.21(a)
Closing                                                   1.6
Closing Balance Sheet                                  1.5(b)
Closing Date                                              1.6
Code                                                   2.9(c)
Disclosure Schedule                                Article II
Draft Closing Balance Sheet                            1.5(b)
Effective Time                                            1.3
Employee Benefit Plan                                 2.20(a)
Environmental Law                                     2.21(a)
ERISA                                                 2.20(a)
ERISA Affiliate                                       2.20(a)
Escrow Agreement                                          1.5
Escrow Shares                                             1.5
Exchange Act                                          2.14(g)
Financial Statements                                      2.6
GAAP                                                      2.6
Governmental Entity                                       2.5
Greenhouse Spa                                   Introduction
Greenhouse Spa Common Stock                            1.5(a)
Intellectual Property                                 2.12(a)
Inventories                                              2.31
Material Adverse Effect                                   2.1
Materials of Environmental Concern                    2.21(b)
Merger                                                    1.1
Merger Consideration                                   1.5(a)
Merger Documents                                          1.3
Most Recent Balance Sheet                                 2.8
Neutral Auditors                                       1.5(b)
Ordinary Course of Business                        Article II
Party                                            Introduction
Pennsylvania Law                                         1.10
Permits                                                  2.23
Securities Act                                            2.2
Security Interest                                         2.5
SMK Group                                        Introduction
SMK Group Representative                               1.5(b)
Subsidiary                                                2.4
Taxes                                                  2.9(a)
Tax Returns                                            2.9(a)
ThermoLase                                       Introduction
ThermoLase Common Stock                          Introduction
Third Party Intellectual Property Rights              2.12(a)


                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior approval of the other Parties, which shall not be unreasonably delayed or withheld; provided, however, that ThermoLase may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case ThermoLase shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

      10.2 No third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

      10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

      10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Acquisition Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of ThermoLase.

      10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.7  Notices.  All  notices,   requests,   demands,   claims,  and  other
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to SMK Group or its Members       With a Copy to:
or Gerald Katzoff:

SMK Group LLC                        Leonard Lundy, Esq.
7 E. Skippack Pike                   Kaplin, Stewart, Meloff,
                                     Reiter & Stein
Ambler, PA  19002                    350 Sentry Parkway,
                                     Building 640
Attention:  President                Blue Bell, PA  19422-0765

If to ThermoLase or the Acquisition  With a Copy to:
Subsidiary:
ThermoLase Corporation               Thermo Electron Corporation
10455 Pacific Center Court           81 Wyman Street
San Diego, CA 92121-4339             Waltham, MA  02254
Attention:  President                Attention:  General Counsel

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania.

      10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      10.11 Expenses. Except as set forth in Section 8.3 and in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      10.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

      10.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      10.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


THERMOLASE CORPORATION



By: Gary S Weinstein
Name:Gary S. Weinstein
Title: Chairman


G ACQUISITION CORP.



By:Gary S. Weinstein
Name: Gary S. Weinstein
Title: President


THE GREENHOUSE SPA, INC.



By:/s/ Gerald Katzoff
Name:  Gerald Katzoff
Title: President


SMK GROUP LLC

By its Members:

     THE STUART KATZOFF TRUST



     By:/s/ Gerald Katzoff
     Name: Gerald Katzoff
     Title: Trustee



     /s/ Lydia Katzoff
     Lydia Katzoff






/s/ Gerald Katzoff
Gerald Katzoff, individually





/s/ Lydia Katzoff
Lydia Katzoff, individually


The undersigned Gerald Katzoff, hereby acknowledges that he has read the above Agreement and consent to its execution, delivery and performance and to the disposition or sale made therein of any interest he may have in any capital stock of The Greenhouse Spa, Inc. through community property laws or otherwise under the terms of this Agreement.



/s/ Gerald Katzoff
Gerald Katzoff


The undersigned hereby agree to indemnify and hold harmless The Greenhouse Spa, Inc., ThermoLase Corporation and G Acquisition Corp. with respect to any monetary or other damages that they may incur in connection with a Deed of Trust and Security Agreement dated July, 1995 given by The Greenhouse Spa, Inc. to Charles Nye as Trustee for the benefit of United Jersey Bank.



/s/ Gerald Katzoff
Gerald Katzoff



/s/ Lydia Katzoff
Lydia Katzoff


THE STUART KATZOFF TRUST




By: /s/ Gerald Katzoff
Name: Gerald Katzoff
Title: Trustee